Exhibit 5.1

    Proskauer Rose LLP Eleven Times Square, New York, New York 10036-8299

January 25, 2018

Solid Biosciences Inc.

161 First Street, Third Floor

Cambridge, MA 02142

Ladies and Gentlemen:

We are acting as counsel to Solid Biosciences Inc., a Delaware corporation (the “Company”) that was formed upon the statutory conversion of Solid Biosciences, LLC (“Solid LLC”) from a Delaware limited liability company into a Delaware corporation (the “Conversion”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) a registration statement on Form S-1 (File No. 333-222357) (as amended or supplemented, the “Initial Registration Statement”) and (ii) a second registration statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”) relating to the sale by the Company of up to 8,984,375 shares, par value $0.001 per share (including 1,171,875 shares being offered pursuant to the exercise of the underwriters’ over-allotment option) (the “Shares”). The 462(b) Registration Statement incorporates by reference the Initial Registration Statement, including the prospectus which forms a part of the Prior Registration Statement (the “Prospectus”).

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation:

(i)	the Certificate of Incorporation of the Company in the form filed as Exhibit 3.3 to the Initial Registration Statement;

(ii)	the Bylaws of the Company in the form filed as Exhibit 3.4 to the Initial Registration Statement;

(iii)	certain of the resolutions of the Board of Managers and of the Members of Solid LLC; and

(iv)	the 462(b) Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law

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January 25, 2018

or pertinent facts, that the Shares have been duly authorized by the Company and, when issued pursuant to, and as described in, the Registration Statement and Prospectus (as amended and supplemented through the date of issuance), will be legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The references and limitations to the “General Corporation Law of the State of Delaware” include all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP